Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

FTI Consulting, Inc.

We consent to the incorporation by reference in the registration statements No. 333-30173, 333-30357, 333-32160, 333-64050, 333-92384, 333-105741, 333-115786, 333-115787, 333-125104, 333-134793, 333-134790 and 333-167283 on Forms S-8, registration statement No. 333-129715 on Form S-3 and Registration Statement No. 333-173096 on Form S-4 of FTI Consulting, Inc. of our reports dated February 25, 2011 , with respect to the consolidated balance sheets of FTI Consulting, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows, for each of the years in the three-year period ended December 31, 2011 and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 Annual Report on Form 10-K of FTI Consulting, Inc.

/s/ KPMG LLP

Baltimore, Maryland

February 24, 2012